                                                       Exhibit 23







INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-20305 and 333-42593 of Appalachian Power Company on Form S-3 of our reports dated February 24, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 1997.




Deloitte & Touche LLP
Columbus, Ohio
March 25, 1998